                                                                      EXHIBIT 23


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors
Banknorth Group, Inc.:

     We consent to the incorporation by reference in the Registration Statements (Nos. 33-22205, 33-22206, 33-80310, 333-17467, 333-36834, 333-46367, 333-49999,
333-70095, and 333-72909) on Form S-8 of Banknorth Group, Inc. (the "Company"), the Registration Statements on Form S-3 (Nos. 333-34931, 333-64845 and 333-67961) of the Company and the Registration Statement on Form S-4 of the Company (No. 333-61757) of our report, dated August 2, 2000, relating to the consolidated balance sheets of the Company as of December 31, 1999 and 1998 and the related consolidated statements of income, changes in shareholders' equity and cash flows, for each of the years in the three-year period ended December 31, 1999, which report appears in the Current Report on form 8-K of the Company dated August 2000.


                                               /s/ KPMG LLP


Boston, Massachusetts
August 18, 2000


                                       4